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Exhibit 5.1

June 23, 2011

Casella Waste Systems, Inc.
25 Green Hills Lane
Rutland, Vermont 05701

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

        This opinion is furnished to you in connection with the Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $200,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2019 (the "Exchange Notes") of Casella Waste Systems, Inc., a Delaware corporation (the "Company"). The Exchange Notes are to be issued pursuant to an indenture, dated as of February 7, 2011, among the Company, the guarantors listed therein and U.S. Bank National Association, as trustee (the "Trustee") (the "Indenture").

        The Exchange Notes are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate principal amount of currently outstanding 7.75% Senior Subordinated Notes due 2019 (the "Old Notes") in accordance with the terms of a Registration Rights Agreement, dated as of February 7, 2011, by and among the Company, the guarantors party thereto and the Initial Purchasers (as defined therein).

        The Old Notes are fully and unconditionally guaranteed by those subsidiaries of the Company (each individually a "Guarantor" and collectively the "Guarantors") party to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 9, 2009, among Casella, the Guarantors, Bank of America, N.A., as administrative agent, and the lenders party thereto, and the Exchange Notes will be fully and unconditionally guaranteed by the Guarantors (the "Exchange Guarantees").

        We are acting as counsel for the Company in connection with the issuance by the Company of the Exchange Notes. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Registration Rights Agreement, the Indenture, the forms of the Exchange Notes included in the Indenture, resolutions adopted by the board of directors of the Company and the governing bodies of each of the Guarantors, as provided to us by the Company, the certificate of incorporation and by-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents and the completeness and accuracy of the corporate records of the Company and each of the Guarantors provided to us by the Company.

        We have assumed the due execution and delivery, pursuant to due authorization, of the Indenture by the Trustee, that the Trustee has all requisite power and authority to effect the transactions contemplated by the Indenture, and that the Trustee or an authenticating agent for the Trustee will duly authenticate the Exchange Notes pursuant to the Indenture. We have also assumed that the Indenture is the valid and binding obligation of the Trustee and is enforceable against the Trustee in accordance with its terms. We have assumed that there will not have occurred, prior to the date of issuance of the Exchange Notes, any change in law affecting the validity or enforceability of the Exchange Notes or the Exchange Guarantees; that at the time of the issuance of the Exchange Notes, the Exchange Guarantees will have been duly authorized, executed and delivered by the Guarantors in accordance with all applicable laws (excepting the Delaware General Corporation Law (the "DGCL"), the state laws of the State of New York and the federal laws of the United States of America); and that neither the Company nor the Guarantors shall have taken any action to rescind or otherwise reduce their prior authorization of the Exchange Notes and the Exchange Guarantees.

        We express no opinion herein as to the laws of any jurisdiction other than the state laws of the State of New York, the DGCL and the federal laws of the United States of America.

        Our opinions below are qualified to the extent that they may be subject to or affected by (x) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights of creditors generally, (y) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (z) general principles of equity, including the availability of any equitable or specific remedy, or the successful assertion of any equitable defense.

        We also express no opinion herein as to any provision of the Exchange Notes or any agreement (a) which may be deemed to or construed to waive any right of the Company or the Guarantors, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of the Exchange Notes or any agreement on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) providing that the terms of the Exchange Notes may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction. We also express no opinion herein with respect to compliance by the Company or the Guarantors with the securities or "blue sky" laws of any state or other jurisdiction of the United States or of any foreign jurisdiction.

        Based upon and subject to the foregoing, we are of the opinion that the Exchange Notes and the Exchange Guarantees, when the Exchange Notes have been duly executed by the Company, authenticated by the Trustee in the manner provided by the Indenture and issued and delivered against surrender of the Old Notes in accordance with the terms and conditions of the Registration Rights Agreement, the Indenture and the Exchange Offer, and subject to the final terms of the Exchange Notes and Exchange Guarantees complying with then applicable law, not resulting in a default under or a breach of any agreement or instrument binding upon the Company or the Guarantors and complying with any requirement or restriction imposed by any court or governmental entity having jurisdiction over the Company or the Guarantors, will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors, respectively, in accordance with their terms.

        It is understood that this opinion is to be used only in connection with the offer and exchange of the Exchange Notes while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ JEFFREY A. STEIN Jeffrey A. Stein, a Partner

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  Exhibit 5.1